Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors of Open Text Corporation
We consent to the use of:
•our report dated July 31, 2024 on the consolidated financial statements of Open Text Corporation (the “Company”), which comprise the consolidated balance sheets as at June 30, 2024 and June 30, 2023, the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2024, and the related notes, and
•our report dated July 31, 2024 on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2024 each of which is included in the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2024.
We also consent to the incorporation by reference of such reports in the Registration Statements Nos. 333-249181, 333-214427, 333-184670, 333-146351, 333-121377 and 333-87024 on Form S-8 and the Registration Statement No. 333-276067 on Form S-3 of the Company.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
August 1, 2024
Toronto, Canada